                                                                [Execution Copy]








                  RECEIVABLES PURCHASE AGREEMENT AND ASSIGNMENT


                                     between


                        OLYMPIC RECEIVABLES FINANCE CORP.
                                    Purchaser


                                       and


                             OLYMPIC FINANCIAL LTD.
                                     Seller






                                   dated as of

                                  June 1, 1996

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I   DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     SECTION 1.1  General  . . . . . . . . . . . . . . . . . . . . . . . . .   1
     SECTION 1.2  Specific Terms . . . . . . . . . . . . . . . . . . . . . .   2
     SECTION 1.3  Usage of Terms . . . . . . . . . . . . . . . . . . . . . .   4
     SECTION 1.4  Certain References . . . . . . . . . . . . . . . . . . . .   5
     SECTION 1.5  No Recourse  . . . . . . . . . . . . . . . . . . . . . . .   5
     SECTION 1.6  Action by or Consent of Noteholders or
                  Certificateholders . . . . . . . . . . . . . . . . . . . .   5
     SECTION 1.7  Material Adverse Effect  . . . . . . . . . . . . . . . . .   5

ARTICLE II  CONVEYANCE OF THE INITIAL RECEIVABLES AND THE INITIAL OTHER
            CONVEYED PROPERTY  . . . . . . . . . . . . . . . . . . . . . . .   5
     SECTION 2.1  Conveyance of the Initial Receivables and the Initial
                  Other Conveyed Property  . . . . . . . . . . . . . . . . .   5
     SECTION 2.2  Purchase Price of Initial Receivables  . . . . . . . . . .   6
     SECTION 2.3  Conveyance of Subsequent Receivables and Subsequent
                  Other Conveyed Property  . . . . . . . . . . . . . . . . .   6

ARTICLE III REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . .   8
     SECTION 3.1  Representations and Warranties of OFL  . . . . . . . . . .   8
     SECTION 3.2  Representations and Warranties of ORFC . . . . . . . . . .  10

ARTICLE IV  COVENANTS OF OFL . . . . . . . . . . . . . . . . . . . . . . . .  12
     SECTION 4.1  Protection of Title of ORFC and the Trust  . . . . . . . .  12
     SECTION 4.2  Other Liens or Interests . . . . . . . . . . . . . . . . .  14
     SECTION 4.3  Costs and Expenses . . . . . . . . . . . . . . . . . . . .  14
     SECTION 4.4  Indemnification  . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE V   REPURCHASES  . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     SECTION 5.1  Repurchase of Receivables Upon Breach of Warranty. . . . .  16
     SECTION 5.2  Reassignment of Purchased Receivables  . . . . . . . . . .  17
     SECTION 5.3  Waivers  . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE VI  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . .  18
     SECTION 6.1  Liability of OFL . . . . . . . . . . . . . . . . . . . . .  18
     SECTION 6.2  Failure of OFL to Sell Subsequent Receivables  . . . . . .  18
     SECTION 6.3  Merger or Consolidation of OFL or ORFC . . . . . . . . . .  18
     SECTION 6.4  Limitation on Liability of OFL and Others  . . . . . . . .  19
     SECTION 6.5  OFL May Own Notes or Certificates  . . . . . . . . . . . .  19
     SECTION 6.6  Amendment  . . . . . . . . . . . . . . . . . . . . . . . .  19
     SECTION 6.7  Notices  . . . . . . . . . . . . . . . . . . . . . . . . .  20
     SECTION 6.8  Merger and Integration . . . . . . . . . . . . . . . . . .  21
     SECTION 6.9  Severability of Provisions . . . . . . . . . . . . . . . .  21
     SECTION 6.10 Intention of the Parties . . . . . . . . . . . . . . . . .  21

     SECTION 6.11 Governing Law  . . . . . . . . . . . . . . . . . . . . . .  22
     SECTION 6.12 Counterparts . . . . . . . . . . . . . . . . . . . . . . .  22
     SECTION 6.13 Conveyance of the Initial Receivables and the Initial
                  Other Conveyed Property to the Trust . . . . . . . . . . .  22
     SECTION 6.14 Nonpetition Covenant . . . . . . . . . . . . . . . . . . .  22



                                    SCHEDULES

Schedule A   --Schedule of Initial Receivables

Schedule B   --Representations and Warranties of OFL

                  RECEIVABLES PURCHASE AGREEMENT AND ASSIGNMENT


          THIS RECEIVABLES PURCHASE AGREEMENT AND ASSIGNMENT, dated as of June 1, 1996, executed between Olympic Receivables Finance Corp., a Delaware corporation, as purchaser ("ORFC"), and Olympic Financial Ltd., a Minnesota corporation, as seller ("OFL").

                              W I T N E S S E T H:

          WHEREAS, ORFC has agreed to purchase from OFL and OFL, pursuant to one or more Assignments pursuant to a Receivables Purchase Agreement and Assignment, dated as of August 1, 1994, between ORFC and OFL (the "Telluride Purchase Agreement"), has transferred to ORFC certain of the Initial Receivables and Initial Other Conveyed Property;

          WHEREAS, ORFC has agreed to purchase from OFL and OFL, pursuant to this Agreement, is transferring to ORFC the remainder of the Initial Receivables and Initial Other Conveyed Property; and

          WHEREAS, ORFC has agreed to purchase (or has purchased) from OFL and OFL has agreed to transfer (or has transferred) to ORFC the Subsequent Receivables and Subsequent Other Conveyed Property in an amount set forth herein.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is acknowledged, ORFC and OFL, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1 GENERAL. The specific terms defined in this Article include the plural as well as the singular. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Sale and Servicing Agreement, dated as of June 1, 1996, by and among Olympic Receivables Finance Corp. (as Seller), Olympic Financial Ltd. (in its individual capacity and as Servicer), Olympic Automobile Receivables Trust, 1996-B (as Issuer) (the "Trust") and Norwest Bank Minnesota, National Association, a national banking association (as Backup Servicer).

          SECTION 1.2 SPECIFIC TERMS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          "AGREEMENT" shall mean this Receivables Purchase Agreement and Assignment and all amendments hereof and supplements hereto.

          "CLOSING DATE" means June 14, 1996.

          "INDENTURE TRUSTEE" means Norwest Bank Minnesota, National Association, a national banking association, as trustee and indenture collateral agent under the Indenture, dated as of June 1, 1996, between the Trust, the Indenture Trustee and the Indenture Collateral Agent.

          "INITIAL OTHER CONVEYED PROPERTY" means all monies at any time paid or payable on the Initial Receivables or in respect thereof after the Initial Cutoff Date (including amounts due on or before the Initial Cutoff Date but received by OFL after the Initial Cutoff Date), an assignment of security interests in the Financed Vehicles, the Collection Account (including all Eligible Investments therein and all proceeds therefrom), the Subcollection Account, the Insurance Policies and any proceeds from any Insurance Policies relating to the Initial Receivables, the Obligors or the related Financed Vehicles, including rebates of premiums, rights under any Collateral Insurance and any Force-Placed Insurance relating to the Initial Receivables, an assignment of the rights of OFL against Dealers with respect to the Initial Receivables under the Dealer Agreements and the Dealer Assignments, all items contained in the Receivable Files relating to the Initial Receivables, any and all other documents or electronic records that OFL keeps on file in accordance with its customary procedures relating to the Initial Receivables, the Obligors or the related Financed Vehicles, property (including the right to receive future Liquidation Proceeds) that secures an Initial Receivable and that has been acquired by or on behalf of the Trust pursuant to liquidation of such Initial Receivable, and all proceeds of the foregoing.

          "INITIAL RECEIVABLES" means the Receivables listed on the Schedule of Initial Receivables attached hereto as Schedule A.

          "INITIAL SPREAD ACCOUNT DEPOSIT" means $0.00.

          "INSURANCE AGREEMENT" means the Insurance and Indemnity Agreement, dated as of June 14, 1996, among the Security Insurer, the Trust, Olympic First GP Inc., Olympic Second GP Inc., ORFC and OFL.

          "LIQUIDATED DAMAGES" means an amount equal to the sum of the Class A-1 Prepayment Premium, the Class A-2 Prepayment Premium, the Class A-3 Prepayment Premium, the Class A-4 Prepayment Premium, the Class A-5 Prepayment Premium and the Certificate Prepayment Premium.

          "OTHER CONVEYED PROPERTY" means the Initial Other Conveyed Property conveyed by OFL to ORFC pursuant to this Agreement together with any and all Subsequent Other Conveyed Property conveyed by OFL to ORFC pursuant to each Subsequent Purchase Agreement.

          "OWNER TRUSTEE" means Mellon Bank (DE), National Association, a Delaware corporation, not in its individual capacity but solely as trustee of the Trust and any successor trustee appointed and acting pursuant to the Trust Agreement.

          "RELATED DOCUMENTS" means the Notes, the Certificates, the Custodian Agreement, the Trust Agreement, the Administration Agreement, the Indenture, each Subsequent Purchase Agreement, the Sale and Servicing Agreement, each Subsequent Transfer Agreement, the Policies, the Spread Account Agreement, the Insurance Agreement, the Lockbox Agreement and the Underwriting Agreement among OFL, ORFC and the underwriters of the Notes and the Certificates. The Related Documents to be executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

          "REPURCHASE EVENT" means the occurrence of a breach of any of OFL's representations and warranties hereunder or under any Subsequent Purchase Agreement or any other event which requires the repurchase of a Receivable by OFL under the Sale and Servicing Agreement.

          "SALE AND SERVICING AGREEMENT" means the Sale and Servicing Agreement, dated as of June 1, 1996, executed and delivered by Olympic Receivables Finance Corp., as Seller, Olympic Financial Ltd., in its individual capacity and as Servicer, Olympic Automobile Receivables Trust, 1996-B, as Issuer, and Norwest Bank Minnesota, National Association, as Backup Servicer.

          "SCHEDULE OF INITIAL RECEIVABLES" means the schedule of all retail installment sales contracts and promissory notes sold and transferred pursuant to this Agreement which is attached hereto as Schedule A.

          "SCHEDULE OF RECEIVABLES" means the Schedule of Initial Receivables attached hereto as Schedule A as supplemented by each Schedule of Subsequent Receivables attached to each Subsequent Purchase Agreement as Schedule A.

          "SCHEDULE OF REPRESENTATIONS" means the Schedule of Representations and Warranties attached hereto as Schedule B.

          "SCHEDULE OF SUBSEQUENT RECEIVABLES" means the schedule of all retail installment sales contracts and promissory notes sold and transferred pursuant to a Subsequent Purchase Agreement which is attached to such Subsequent Purchase Agreement as Schedule A, which Schedule of Subsequent Receivables shall supplement the Schedule of Initial Receivables.

          "SPREAD ACCOUNT" means the Spread Account established and maintained pursuant to the Spread Account Agreement. The Spread Account shall in no event be deemed to be part of the Trust Property.

          "SPREAD ACCOUNT AGREEMENT" means the Spread Account Agreement, dated as of March 25, 1993, as amended and restated as of December 6, 1995, among OFL, ORFC, the Security Insurer, the Collateral Agent and the trustees specified therein, as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof.

          "SUBSEQUENT OTHER CONVEYED PROPERTY" means the Subsequent Other Conveyed Property conveyed by OFL to ORFC pursuant to each Subsequent Purchase Agreement.

          "SUBSEQUENT RECEIVABLES" means the Receivables specified in the Schedule of Subsequent Receivables attached as Schedule A to each Subsequent Purchase Agreement.

          "TRUST" means the trust created by the Trust Agreement, the estate of which consists of the Trust Property.

          "TRUST PROPERTY" means the property and proceeds of every description conveyed pursuant to Section 2.5 of the Trust Agreement, Sections 2.1 and 2.4 of the Sale and Servicing Agreement and Section 2.1 hereof and pursuant to any Subsequent Purchase Agreement and Subsequent Transfer Agreement, together with the Certificate Policy and the Trust Accounts (including all Eligible Investments therein and all proceeds therefrom). Although ORFC has pledged the Spread Account to the Collateral Agent pursuant to the Spread Account Agreement, the Spread Account shall not under any circumstances be deemed to be a part of or otherwise includable in the Trust or the Trust Property.

          SECTION 1.3 USAGE OF TERMS. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the Sale and Servicing Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

          SECTION 1.4 CERTAIN REFERENCES. All references to the Principal Balance of a Receivable as of an Accounting Date shall refer to the close of business on such day, or as of the first day of a Monthly Period shall refer to the opening of business on such day. All references to the last day of a Monthly Period shall refer to the close of business on such day.

          SECTION 1.5 NO RECOURSE. Without limiting the obligations of OFL hereunder, no recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of OFL, or of any predecessor or successor of OFL.

          SECTION 1.6 ACTION BY OR CONSENT OF NOTEHOLDERS OR CERTIFICATEHOLDERS. Whenever any provision of this Agreement refers to action to be taken, or consented to, by Noteholders or Certificateholders, such provision shall be deemed to refer to Noteholders or Certificateholders, as the case may be, of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by Noteholders or Certificateholders, as the case may be. Solely for the purposes of any action to be taken, or consented to, by Noteholders or Certificateholders, any Note or Certificate registered in the name of the Seller, OFL or any Affiliate thereof shall be deemed not to be outstanding, and the related Outstanding Amount, or Certificate Balance, as applicable, evidenced thereby shall not be taken into account in determining whether the requisite Outstanding Amount, or Certificate Balance necessary to effect any such action or consent has been obtained; PROVIDED, HOWEVER, that, solely for the purpose of determining whether the Indenture Trustee or Owner Trustee is entitled to rely upon any such action or consent, only Notes or Certificates which the Indenture Trustee or Owner Trustee knows to be so owned shall be so disregarded.

          SECTION 1.7 MATERIAL ADVERSE EFFECT. Whenever a determination is to be made under this Agreement as to whether a given event, action, course of conduct or set of facts or circumstances could or would have a material adverse effect on the Trust or the Noteholders or Certificateholders (or any similar or analogous determination), such determination shall be made without taking into account the funds available from claims under the Policies.


                                   ARTICLE II

                      CONVEYANCE OF THE INITIAL RECEIVABLES
                     AND THE INITIAL OTHER CONVEYED PROPERTY

          SECTION 2.1 CONVEYANCE OF THE INITIAL RECEIVABLES AND THE INITIAL OTHER CONVEYED PROPERTY. Subject to the terms and conditions of this Agreement, OFL hereby sells, transfers, assigns, and otherwise conveys to ORFC without recourse (but without limitation of its obligations in this Agreement), and ORFC hereby purchases, all right, title and interest of OFL in and to the Initial Receivables and the Initial Other Conveyed Property. OFL and ORFC acknowledge that certain of the Initial Receivables and Initial Other Conveyed Property have previously been sold, transferred, assigned and conveyed to ORFC pursuant to the Telluride Purchase Agreement, and OFL hereby confirms such prior sale, transfer, assignment and conveyance. It is the intention of OFL and ORFC that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Initial Receivables and the Initial Other Conveyed Property from OFL to ORFC, conveying good title thereto free and clear of any Liens, and the Initial Receivables and the Initial Other Conveyed Property shall not be part of OFL's estate in the event of the filing of a bankruptcy petition by or against OFL under any bankruptcy or similar law.

          SECTION 2.2 PURCHASE PRICE OF INITIAL RECEIVABLES. Simultaneously with the conveyance of the Initial Receivables and the Initial Other Conveyed Property to ORFC, ORFC has paid or caused to be paid to or upon the order of OFL approximately $454,361,759.21 by wire transfer of immediately available funds (representing the proceeds to ORFC from the sale of the Initial Receivables after (i) deducting expenses of $725,000 incurred by ORFC in connection with such sale, (ii) depositing the Pre-Funded Amount in the Pre-Funding Account and
(iii) depositing the Reserve Amount in the Reserve Account).

          SECTION 2.3 CONVEYANCE OF SUBSEQUENT RECEIVABLES AND SUBSEQUENT OTHER CONVEYED PROPERTY.

          (a) Subject to the conditions set forth in paragraph (b) below and the terms and conditions in the related Subsequent Purchase Agreement, in consideration of OFL's delivery on the related Subsequent Transfer Date to or upon the order of ORFC of an amount equal to the purchase price of the Subsequent Receivables (as set forth in the related Subsequent Purchase Agreement), OFL hereby agrees to sell, transfer, assign, and otherwise convey to ORFC without recourse (but without limitation of its obligations in this Agreement and the related Subsequent Purchase Agreement), and ORFC hereby agrees to purchase all right, title and interest of OFL in and to the Subsequent Receivables and the Subsequent Other Conveyed Property described in the related Subsequent Purchase Agreement.

          (b) OFL shall transfer to ORFC, and ORFC shall acquire, the Subsequent Receivables and the Subsequent Other Conveyed Property to be transferred on any Subsequent Transfer Date only upon the satisfaction of each of the following conditions on or prior to such Subsequent Transfer Date:

               (i) ORFC shall have provided the Owner Trustee, the Indenture Trustee, the Security Insurer and the Rating Agencies with a timely Addition Notice and shall have provided any information reasonably requested by any of the foregoing with respect to the Subsequent Receivables;

              (ii) the Funding Period shall not have terminated;

             (iii) the Security Insurer (so long as an Insurer
     Default shall not have occurred and be continuing) shall in its sole and absolute discretion have given its prior written approval of the transfer of the Subsequent Receivables and the Subsequent Other Conveyed Property by OFL to ORFC and, in turn, by ORFC to the Trust;

              (iv) ORFC shall have delivered to OFL a duly executed Subsequent Receivables Purchase Agreement and Assignment, in substantially the form of Exhibit A hereto (the "Subsequent Purchase Agreement"), which shall include a Schedule of Subsequent Receivables;

               (v) as of each Subsequent Transfer Date, neither OFL nor ORFC was insolvent nor will either of them have been made insolvent by such transfer nor is either of them aware of any pending insolvency;

              (vi) each Rating Agency shall have notified ORFC, the Owner Trustee, the Indenture Trustee and the Security Insurer in writing that following such transfer the Notes and the Certificates will be rated in the highest rating category by such Rating Agency;

             (vii) such addition will not result in a material adverse tax consequence to the Trust, the Noteholders or the Certificateholders as evidenced by an Opinion of Counsel to be delivered by OFL;

            (viii) ORFC shall have delivered to the Rating Agencies and to the Security Insurer one or more Opinions of Counsel with respect to the transfer of the Subsequent Receivables substantially in the form of the Opinions of Counsel delivered to such persons on the Closing Date;

              (ix) (A) the Receivables in the Trust, including the Subsequent Receivables to be conveyed by OFL to ORFC and, in turn, by ORFC to the Trust on the Subsequent Transfer Date, shall meet the following criteria (based on the characteristics of the Initial Receivables on the Initial Cutoff Date and the Subsequent Receivables on each related Subsequent Cutoff Date): (1) the weighted average APR of such Receivables will not be less than 13.27%, (2) the weighted average remaining term of such Receivables will not be more than 67 nor less than 63 months, (3) not more than 80% of the Aggregate Principal Balances of such Receivables will represent used Financed Vehicles, (4) not more than 37% of the Aggregate Principal Balance of such Receivables will represent Receivables originated under OFL's "Classic" program, (5) not more than 2% of the Principal Balance of such Receivables will have an Annual Percentage Rate in excess of 21% and (6) not more than 0.25% of the Aggregate Principal Balance of such Receivables will represent loans on Financed Vehicles in excess of $50,000.00 and (B) the Trust, the Owner Trustee, the Indenture Trustee and the Security Insurer shall have received written confirmation from a firm of certified independent public accountants as to the satisfaction of such criteria;

               (x) OFL shall have taken any action necessary, or if requested by the Security Insurer, advisable to maintain the first perfected ownership interest of the Trust in the Trust Property and the first perfected security interest of ORFC in the Subsequent Receivables and the Subsequent Other Conveyed Property, the Trust in the Trust Property and the first perfected security interest of the Indenture Collateral Agent in the Indenture Collateral;

              (xi) OFL is conveying Subsequent Receivables to the Seller in substantially the order they were originated by OFL; and

             (xii) no selection procedures believed by OFL to be adverse to the interests of the Certificateholders or the Noteholders shall have been utilized in selecting the Subsequent Receivables.

It is the intention of OFL and ORFC that the transfer and assignment contemplated by this Agreement and the related Subsequent Purchase Agreement shall constitute a sale of the Subsequent Receivables and the Subsequent Other Conveyed Property from OFL to ORFC, conveying good title thereto free and clear of any Liens, and the Subsequent Receivables and the Subsequent Other Conveyed Property shall not be part of OFL's estate in the event of the filing of a bankruptcy petition by or against OFL under any bankruptcy or similar law.

          (c) OFL covenants to transfer to ORFC pursuant to paragraph (a) above Subsequent Receivables with an aggregate Principal Balance equal to $191,232,566.29; PROVIDED, HOWEVER, that the sole remedy of ORFC with respect to a failure of such covenant shall be to enforce the provisions of Section 6.2 of this Agreement.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF OFL. OFL makes the following representations and warranties, on which ORFC relies in purchasing the Initial Receivables and the Initial Other Conveyed Property and in transferring the Initial Receivables and the Initial Other Conveyed Property to the Trust under the Sale and Servicing Agreement and on which the Security Insurer will rely in issuing the Policies. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Initial Receivables and the Initial Other Conveyed Property hereunder and the sale, transfer and assignment thereof by ORFC to the Trust under the Sale and Servicing Agreement. OFL and ORFC agree that ORFC will assign to the Trust all of ORFC's rights under this Agreement and that the Trust will thereafter be entitled to enforce this Agreement against OFL in the Trust's own name.

          (a) SCHEDULE OF REPRESENTATIONS. The representations and warranties set forth on the Schedule of Representations are true and correct.

          (b) ORGANIZATION AND GOOD STANDING. OFL has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Minnesota, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Initial Receivables and the Initial Other Conveyed Property transferred to ORFC.

          (c) DUE QUALIFICATION. OFL is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification.

          (d) POWER AND AUTHORITY. OFL has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively; OFL has full power and authority to sell and assign the Initial Receivables and the Initial Other Conveyed Property to be sold and assigned to and deposited with ORFC hereunder and has duly authorized such sale and assignment to ORFC by all necessary corporate action; and the execution, delivery and performance of this Agreement and OFL's Related Documents have been duly authorized by OFL by all necessary corporate action.

          (e) VALID SALE; BINDING OBLIGATIONS. This Agreement and OFL's Related Documents have been duly executed and delivered, shall effect a valid sale, transfer and assignment of the Initial Receivables and the Initial Other Conveyed Property, enforceable against OFL and creditors of and purchasers from OFL; and this Agreement and OFL's Related Documents constitute legal, valid and binding obligations of OFL enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (f) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, the articles of incorporation or bylaws of OFL, or any indenture, agreement, mortgage, deed of trust or other instrument to which OFL is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, the Spread Account Agreement and the Sale and Servicing Agreement, or violate any law, order, rule or regulation applicable to OFL of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over OFL or any of its properties.

          (g) NO PROCEEDINGS. There are no proceedings or investigations pending or, to OFL's knowledge, threatened against OFL, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over OFL or its properties
     (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by OFL of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or
     (iv) seeking to affect adversely the federal income tax or other federal, state or local tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Initial Receivables and the Initial Other Conveyed Property hereunder or under the Sale and Servicing Agreement.

          (h) CHIEF EXECUTIVE OFFICE. The chief executive office of OFL is located at 7825 Washington Avenue South, Suite 400, Minneapolis, MN 55439-2435.

          SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF ORFC. ORFC makes the following representations and warranties, on which OFL relies in selling, assigning, transferring and conveying the Initial Receivables and the Initial Other Conveyed Property to ORFC hereunder. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Initial Receivables and the Initial Other Conveyed Property hereunder and the sale, transfer and assignment thereof by ORFC to the Trust under the Sale and Servicing Agreement.

          (a) ORGANIZATION AND GOOD STANDING. ORFC has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire and own the Initial Receivables and the Initial Other Conveyed Property and to transfer the

     Initial Receivables and the Initial Other Conveyed Property to the Trust pursuant to the Sale and Servicing Agreement.

          (b) DUE QUALIFICATION. ORFC is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect (i) ORFC's ability to acquire the Initial Receivables or the Initial Other Conveyed Property, (ii) the validity or enforceability of the Initial Receivables and the Initial Other Conveyed Property or (iii) ORFC's ability to perform its obligations hereunder and under the Related Documents.

          (c) POWER AND AUTHORITY. ORFC has the power, authority and legal right to execute and deliver this Agreement and its Related Documents and to carry out the terms hereof and thereof and to acquire the Initial Receivables and the Initial Other Conveyed Property hereunder; and the execution, delivery and performance of this Agreement and its Related Documents and all of the documents required pursuant hereto or thereto have been duly authorized by ORFC by all necessary action.

          (d) NO CONSENT REQUIRED. ORFC is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement and the Related Documents, except for such as have been obtained, effected or made.

          (e) BINDING OBLIGATION. This Agreement and each of its Related Documents constitutes a legal, valid and binding obligation of ORFC, enforceable against ORFC in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

          (f) NO VIOLATION. The execution, delivery and performance by ORFC of this Agreement, the consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents do not and will not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under the certificate of incorporation or bylaws of ORFC, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which ORFC is a party or by which ORFC is bound or to which any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument

     (other than the Sale and Servicing Agreement and the Indenture), or violate any law, order, rule or regulation, applicable to ORFC or its properties, of any federal or state regulatory body or any court, administrative agency, or other governmental instrumentality having jurisdiction over ORFC or any of its properties.

          (g) NO PROCEEDINGS. There are no proceedings or investigations pending, or, to the knowledge of ORFC, threatened against ORFC, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over ORFC or its properties: (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by ORFC of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (iv) that may adversely affect the federal or state income tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Initial Receivables and the Initial Other Conveyed Property hereunder or the transfer of the Initial Receivables and the Initial Other Conveyed Property to the Trust pursuant to the Sale and Servicing Agreement.

In the event of any breach of a representation and warranty made by ORFC hereunder, OFL covenants and agrees that it will not take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which all pass-through certificates or other similar securities issued by the Trust, or a trust or similar vehicle formed by ORFC, have been paid in full. OFL and ORFC agree that damages will not be an adequate remedy for such breach and that this covenant may be specifically enforced by ORFC or by the Owner Trustee on behalf of the Trust.


                                   ARTICLE IV

                                COVENANTS OF OFL

          SECTION 4.1  PROTECTION OF TITLE OF ORFC AND THE TRUST.

          (a) At or prior to the Closing Date or each Subsequent Transfer Date, as the case may be, OFL shall have filed or caused to be filed a UCC-1 financing statement, executed by OFL as seller or debtor, naming ORFC as purchaser or secured party and describing the Initial Receivables and the Initial Other Conveyed Property, with respect to this Agreement, and the Subsequent Receivables and the Subsequent Other Conveyed Property, with respect to each Subsequent Purchase Agreement, being sold by it to ORFC as collateral, with the office of the Secretary of State of the

State of Minnesota and in such other locations as ORFC shall have required. From time to time thereafter, OFL shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of ORFC under this Agreement and each Subsequent Purchase Agreement and of the Trust under the Sale and Servicing Agreement and each Subsequent Transfer Agreement in the Initial Receivables and the Initial Other Conveyed Property and the Subsequent Receivables and the Subsequent Other Conveyed Property, as the case may be, and in the proceeds thereof. OFL shall deliver (or cause to be delivered) to ORFC, the Owner Trustee, the Indenture Trustee and the Security Insurer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that OFL fails to perform its obligations under this subsection, ORFC or the Owner Trustee may do so at the expense of OFL.

          (b) OFL shall not change its name, identity, or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by OFL (or by ORFC or the Owner Trustee on behalf of OFL) in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given ORFC, the Owner Trustee and the Security Insurer at least 60 days' prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

          (c) OFL shall give ORFC, the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing), the Indenture Trustee and the Owner Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. OFL shall at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

          (d) OFL shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Initial Receivables to ORFC, and from and after the time of sale under each Subsequent Purchase Agreement of the Subsequent Receivables to ORFC, and the conveyance of the Initial Receivables and the Subsequent Receivables by ORFC to the Trust, OFL's master computer records (including archives) that shall refer to an Initial Receivable or Subsequent Receivable indicate clearly that such Initial Receivable or Subsequent Receivable has been sold to ORFC and has been conveyed by ORFC to the Trust. Indication of the Trust's ownership of an Initial Receivable or Subsequent Receivable shall be deleted from or modified on OFL's computer systems when, and only when, the Initial Receivable or Subsequent Receivable shall become a Purchased Receivable or shall have been paid in full.

          (e) If at any time OFL shall propose to sell, grant a security interest in, or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, OFL shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Initial Receivable or Subsequent Receivable, shall indicate clearly that such Initial Receivable or Subsequent Receivable has been sold to ORFC and is owned by the Trust.

          SECTION 4.2 OTHER LIENS OR INTERESTS. Except for the conveyances hereunder and under any Subsequent Purchase Agreement, OFL will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Initial Receivables or the Initial Other Conveyed Property or on the Subsequent Receivables or the Subsequent Other Conveyed Property, or any interest therein, and OFL shall defend the right, title, and interest of ORFC and the Trust in and to the Initial Receivables and the Initial Other Conveyed Property and the Subsequent Receivables and the Subsequent Other Conveyed Property against all claims of third parties claiming through or under OFL.

          SECTION 4.3 COSTS AND EXPENSES. OFL shall pay all reasonable costs and disbursements in connection with the performance of its obligations hereunder and under each Subsequent Purchase Agreement and its Related Documents.

          SECTION 4.4  INDEMNIFICATION.

          (a) OFL shall defend, indemnify and hold harmless ORFC, the Trust, the Owner Trustee, the Security Insurer, the Indenture Trustee, the Backup Servicer, the Noteholders and the Certificateholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from any breach of any of OFL's representations and warranties contained herein or in any Subsequent Purchase Agreement.

          (b) OFL shall defend, indemnify and hold harmless ORFC, the Trust, the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Noteholders and the Certificateholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership or operation by OFL or any affiliate thereof of a Financed Vehicle.

          (c) OFL shall defend and indemnify ORFC, the Trust, the Owner Trustee, the Security Insurer, the Indenture Trustee, the Backup Servicer, the Noteholders and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from any action taken, or failed to be taken, by it in respect of any portion of the Trust Property other than in accordance with this Agreement, each Subsequent Purchase Agreement or the Sale and Servicing Agreement and each Subsequent Transfer Agreement.

          (d) OFL agrees to pay, and shall defend, indemnify and hold harmless ORFC, the Trust, the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Noteholders and the Certificateholders from and against any taxes that may at any time be asserted against ORFC, the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Noteholders and the Certificateholders with respect to the transactions contemplated in this Agreement or in any Subsequent Purchase Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale, transfer and assignment of the Initial Receivables and the Initial Other Conveyed Property or the Subsequent Receivables or Subsequent Other Conveyed Property to ORFC and of the Trust Property to the Trust or the issuance and original sale of the Notes or the Certificates, or asserted with respect to ownership of the Initial Receivables and Initial Other Conveyed Property or the Subsequent Receivables or Subsequent Other Conveyed Property or the Trust Property which shall be indemnified by OFL pursuant to clause (e) below, or federal, state or other income taxes, arising out of distributions on the Notes or the Certificates or transfer taxes arising in connection with the transfer of the Notes or the Certificates) and costs and expenses in defending against the same, arising by reason of the acts to be performed by OFL under this Agreement or under any Subsequent Purchase Agreement or imposed against such Persons.

          (e) OFL agrees to pay, and to indemnify, defend and hold harmless ORFC, the Trust, the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Noteholders and the Certificateholders from, any taxes which may at any time be asserted against such Persons with respect to, and as of the date of, the conveyance or ownership of the Initial Receivables or the Initial Other Conveyed Property hereunder or the Subsequent Receivables or Subsequent Other Conveyed Property under each Subsequent Purchase Agreement and the conveyance or ownership of the Trust Property under the Sale and Servicing Agreement and the Subsequent Transfer Agreements or the issuance and original sale of the Notes and the Certificates, including, without limitation, any sales, gross receipts, personal property, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes, arising out of the transactions contemplated hereby or transfer taxes arising in connection with the transfer of Notes or Certificates) and costs and expenses in defending against the same, arising by reason of the acts to be performed by OFL under this Agreement or under any Subsequent Purchase Agreement or imposed against such Persons.

          (f) OFL shall defend, indemnify, and hold harmless ORFC, the Owner Trustee, the Security Insurer, the Indenture Trustee, the Backup Servicer, the Trust, the Noteholders and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon ORFC, the Trust, the Indenture Trustee, the Noteholders and the Certificateholders through the negligence, willful misfeasance, or bad faith of OFL in the performance of its duties under this Agreement or under any Subsequent Purchase Agreement or by reason of reckless disregard of OFL's obligations and duties under this Agreement or under any Subsequent Purchase Agreement.

          (g) OFL shall indemnify, defend and hold harmless ORFC, the Owner Trustee, the Security Insurer, the Indenture Trustee, the Backup Servicer, the Trust, the Noteholders and the Certificateholders from and against any loss, liability or expense incurred by reason of the violation by OFL of federal or state securities laws in connection with the registration or the sale of the Notes and the Certificates.

          (h) OFL shall indemnify, defend and hold harmless ORFC, the Owner Trustee, the Security Insurer, the Indenture Trustee, the Backup Servicer, the Trust, the Noteholders and the Certificateholders from and against any loss, liability or expense imposed upon, or incurred by, ORFC, the Owner Trustee, the Indenture Trustee, the Trust, the Noteholders or the Certificateholders as a result of the failure of any Initial Receivable or Subsequent Receivable, or the sale of the related Financed Vehicle, to comply with all requirements of applicable law.

          (i) OFL shall defend, indemnify, and hold harmless ORFC from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of OFL's trusts and duties as Servicer under the Sale and Servicing Agreement, except to the extent that such cost, expense, loss, claim, damage, or liability shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of ORFC.

          (j) OFL shall indemnify, defend and hold harmless ORFC, the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Trust, the Noteholders and the Certificateholders from and against any loss, liability or expense imposed upon, or incurred by, ORFC, the Owner Trustee and the Indenture Trustee, the Trust, the Noteholders or the Certificateholders as a result of OFL's or ORFC's use of the name "Olympic."

          Indemnification under this Section 4.4 shall include reasonable fees and expenses of counsel and expenses of litigation and shall survive termination of the Trust. The indemnity obligations hereunder shall be in addition to any obligation that OFL may otherwise have.


                                    ARTICLE V

                                   REPURCHASES

          SECTION 5.1 REPURCHASE OF RECEIVABLES UPON BREACH OF WARRANTY. Upon the occurrence of a Repurchase Event OFL shall, unless such breach shall have been cured in all material respects, repurchase such Receivable from the Trust and, on or before the related Deposit Date, OFL shall pay the Purchase Amount to the Trust pursuant to Section 4.5 of the Sale and Servicing Agreement. It is understood and agreed that, except as set forth in Section 6.1, the obligation of OFL to repurchase any Receivable as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against OFL for such breach available to ORFC, the Security Insurer, Certificateholders, Noteholders, or the Owner Trustee or the Indenture Trustee on behalf of Certificateholders or Noteholders. The provisions of this Section
5.1 are intended to grant the Owner Trustee and the Indenture Trustee a direct right against OFL to demand performance hereunder, and in connection therewith, OFL waives any requirement of prior demand against ORFC with respect to such repurchase obligation. Any such purchase shall take place in the manner specified in Section 2.6 of the Sale and Servicing Agreement. Notwithstanding any other provision of this Agreement, any Subsequent Purchase Agreement or the Sale and Servicing Agreement or any Subsequent Transfer Agreement to the contrary, the obligation of OFL under this Section shall not terminate upon a termination of OFL as Servicer under the Sale and Servicing Agreement and shall be performed in accordance with the terms hereof notwithstanding the failure of the Servicer or ORFC to perform any of their respective obligations with respect to such Receivable under the Sale and Servicing Agreement.

          In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by OFL, OFL shall indemnify the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Security Insurer, the Trust, the Noteholders and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such Repurchase Events.

          SECTION 5.2 REASSIGNMENT OF PURCHASED RECEIVABLES. Upon deposit in the Collection Account of the Purchase Amount of any Receivable repurchased by OFL under Section 5.1, ORFC and the Owner Trustee shall take such steps as may be reasonably requested by OFL in order to assign to OFL all of ORFC's and the Trust's right, title and interest in and to such Receivable and all security and documents and all Other Conveyed Property conveyed to ORFC and the Trust directly relating thereto, without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of ORFC or the Owner Trustee. Such assignment shall be a sale and assignment outright, and not for security. If, following the reassignment of a Purchased Receivable, in any enforcement suit or legal proceeding, it is held that OFL may not enforce any such Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, ORFC and the Owner Trustee shall, at the expense of OFL, take such steps as OFL deems reasonably necessary to enforce the Receivable, including bringing suit in ORFC's or the Owner Trustee's name or the names of the Certificateholders.

          SECTION 5.3 WAIVERS. No failure or delay on the part of ORFC, or the Owner Trustee as assignee of ORFC, in exercising any power, right or remedy under this Agreement or under any Subsequent Purchase Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy.


                                   ARTICLE VI

                                  MISCELLANEOUS

          SECTION 6.1 LIABILITY OF OFL. OFL shall be liable in accordance herewith only to the extent of the obligations in this Agreement or in any Subsequent Purchase Agreement specifically undertaken by OFL and the representations and warranties of OFL.

          SECTION 6.2 FAILURE OF OFL TO SELL SUBSEQUENT RECEIVABLES. In the event that OFL shall fail to deliver and sell to ORFC any or all of the Subsequent Receivables required under this Agreement, OFL shall be obligated to pay to ORFC the Liquidated Damages on the Business Day immediately preceding the Distribution Date on which the Funding Period ends (or, if the Funding Period does not end on a Distribution Date, on the first Distribution Date following the end of the Funding Period).

          SECTION 6.3 MERGER OR CONSOLIDATION OF OFL OR ORFC. Any corporation or other entity (i) into which OFL or ORFC may be merged or consolidated,
(ii) resulting from any merger or consolidation to which OFL or ORFC is a party or (iii) succeeding to the business of OFL or ORFC, in the case of ORFC, which corporation has a certificate of incorporation containing provisions relating to limitations on business and other matters substantively identical to those contained in ORFC's certificate of incorporation, provided that in any of the foregoing cases such corporation shall execute an agreement of assumption to perform every obligation of OFL or ORFC, as the case may be, under this Agreement and each Subsequent Purchase Agreement and, whether or not such assumption agreement is executed, shall be the successor to OFL or ORFC, as the case may be, hereunder and under each such Subsequent Purchase Agreement (without relieving OFL or ORFC of its responsibilities hereunder, if it survives such merger or consolidation) without the execution or filing of any document or any further act by any of the parties to this Agreement or each Subsequent Purchase Agreement. Notwithstanding the foregoing, so long as an Insurer Default shall not have occurred and be continuing, ORFC shall not merge or consolidate with any other Person or permit any other Person to become the successor to ORFC's business without the prior written consent of the Security Insurer. OFL or ORFC shall promptly inform the other party, the Owner Trustee and the Indenture Trustee and, so long as an Insurer Default shall not have occurred and be continuing, the

Security Insurer of such merger, consolidation or purchase and assumption. Notwithstanding the foregoing, as a condition to the consummation of the transactions referred to in clauses (i), (ii) and (iii) above, (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Sections 3.1 and 3.2 and this Agreement, or similar representation or warranty made in any Subsequent Purchase Agreement, shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an event of default under the Insurance Agreement, shall have occurred and be continuing, (y) OFL or ORFC, as applicable, shall have delivered written notice of such consolidation, merger or purchase and assumption to the Rating Agencies prior to the consummation of such transaction and shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 6.3 and that all conditions precedent, if any, provided for in this Agreement, or in each Subsequent Purchase Agreement, relating to such transaction have been complied with, and
(z) OFL or ORFC, as applicable, shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Owner Trustee in the Trust Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

          SECTION 6.4 LIMITATION ON LIABILITY OF OFL AND OTHERS. OFL and any director, officer, employee or agent may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.
OFL shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, any Subsequent Purchase Agreement or its Related Documents and that in its opinion may involve it in any expense or liability.

          SECTION 6.5 OFL MAY OWN NOTES OR CERTIFICATES. Subject to the provisions of the Sale and Servicing Agreement, OFL and any Affiliate of OFL may in its individual or any other capacity become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not OFL or an Affiliate thereof.

          SECTION 6.6  AMENDMENT.

          (a) This Agreement and any Subsequent Purchase Agreement may be amended by OFL and ORFC, so long as an Insurer Default shall not have occurred and be continuing, with the prior written consent of the Security Insurer and without the consent of the Owner Trustee, the Indenture Trustee or any of the Certificateholders or Noteholders (A) to cure any ambiguity or
(B) to correct any
provisions in this Agreement or any such Subsequent Purchase Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Certificateholder or Noteholder.

          (b) This Agreement may also be amended from time to time by OFL and ORFC, so long as an Insurer Default shall not have occurred and be continuing, with the prior written consent of the Security Insurer, the Owner Trustee and the Indenture Trustee and a Certificate Majority and a Note Majority, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Certificateholders or the Noteholders; PROVIDED, HOWEVER, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables, distributions that shall be required to be made on any Certificate or Note or the Pass-Through Rate or the Note Interest Rate or (ii) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Certificates or Notes then outstanding or of the Holders of all Notes then outstanding.

          (c) Prior to the execution of any such amendment or consent, OFL shall have furnished written notification of the substance of such amendment or consent to each Rating Agency.

          (d) Promptly after the execution of any such amendment or consent, the Owner Trustee or the Indenture Trustee, as applicable, shall furnish written notification of the substance of such amendment or consent to each Certificateholder and Noteholder.

          (e) It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders or Noteholders shall be subject to such reasonable requirements as the Owner Trustee or the Indenture Trustee, as applicable, may prescribe, including the establishment of record dates. The consent of any Holder of a Certificate or Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate or Note and of any Certificate or Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate or Note.

          SECTION 6.7 NOTICES. All demands, notices and communications to OFL or ORFC hereunder shall be in writing, personally delivered, or sent by telecopier (subsequently confirmed in writing), reputable overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been given upon receipt (a) in the case of OFL, to Olympic Financial Ltd., 7825 Washington Avenue South, Minneapolis, Minnesota 55439-2435, Attention: John A. Witham, or such other address as shall be designated by OFL in a written notice delivered to the other party or to the Owner Trustee or the Indenture Trustee, as applicable, or (b) in case of ORFC, to Olympic Receivables Finance Corp., 7825 Washington Avenue South, Suite 410, Minneapolis, Minnesota 55439-2435,
Attention:  John A. Witham.

          SECTION 6.8 MERGER AND INTEGRATION. Except as specifically stated otherwise herein, this Agreement and the Related Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Related Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

          SECTION 6.9 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

          SECTION 6.10 INTENTION OF THE PARTIES. The execution and delivery of this Agreement and of each Subsequent Purchase Agreement shall constitute an acknowledgment by OFL and ORFC that they intend that each assignment and transfer herein and therein contemplated constitute a sale and assignment outright, and not for security, of the Initial Receivables and the Initial Other Conveyed Property and the Subsequent Receivables and Subsequent Other Conveyed Property, as the case may be, conveying good title thereto free and clear of any Liens, from OFL to ORFC, and that the Initial Receivables and the Initial Other Conveyed Property and the Subsequent Receivables and Subsequent Other Conveyed Property shall not be a part of OFL's estate in the event of the bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to, OFL. In the event that such conveyance is determined to be made as security for a loan made by ORFC, the Trust, the Certificateholders or the Noteholders to OFL, the parties intend that OFL shall have granted to ORFC a security interest in all of OFL's right, title and interest in and to the Initial Receivables and the Initial Other Conveyed Property and the Subsequent Receivables and Subsequent Other Conveyed Property, as the case may be, conveyed pursuant to Section 2.1 hereof or pursuant to any Subsequent Purchase Agreement, and that this Agreement and each Subsequent Purchase Agreement shall constitute a security agreement under applicable law.

          SECTION 6.11 GOVERNING LAW. This Agreement shall be construed in accordance with, the laws of the State of New York without regard to the principles of conflicts of laws thereof, and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

          SECTION 6.12 COUNTERPARTS. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

          SECTION 6.13 CONVEYANCE OF THE INITIAL RECEIVABLES AND THE INITIAL OTHER CONVEYED PROPERTY TO THE TRUST. OFL acknowledges that ORFC intends, pursuant to the Sale and Servicing Agreement, to convey the Initial Receivables and the Initial Other Conveyed Property, together with its rights under this Agreement, to the Trust on the date hereof. OFL acknowledges and consents to such conveyance and waives any further notice thereof and covenants and agrees that the representations and warranties of OFL contained in this Agreement and the rights of ORFC hereunder are intended to benefit the Security Insurer, the Owner Trustee, the Indenture Trustee, the Trust, the Certificateholders and the Noteholders. In furtherance of the foregoing, OFL covenants and agrees to perform its duties and obligations hereunder, in accordance with the terms hereof for the benefit of the Security Insurer, the Owner Trustee, the Indenture Trustee, the Trust, the Certificateholders and the Noteholders and that, notwithstanding anything to the contrary in this Agreement, OFL shall be directly liable to the Owner Trustee and the Trust (notwithstanding any failure by the Servicer, the Backup Servicer or ORFC to perform its duties and obligations hereunder or under the Sale and Servicing Agreement) and that the Owner Trustee may enforce the duties and obligations of OFL under this Agreement against OFL for the benefit of the Security Insurer, the Trust, the Certificateholders and the Noteholders.

          SECTION 6.14 NONPETITION COVENANT. Neither ORFC nor OFL shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust (or, in the case of OFL, against ORFC) under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust (or ORFC) or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust (or ORFC).

               IN WITNESS WHEREOF, the parties have caused this Receivables Purchase Agreement and Assignment to be duly executed by their respective officers as of the day and year first above written.

                              OLYMPIC RECEIVABLES FINANCE CORP.,
                                as Purchaser

                              By
                                ------------------------------------------
                                Name:  John A. Witham
                                Title: Senior Vice President and Chief
                                       Financial Officer



                              OLYMPIC FINANCIAL LTD., as Seller


                              By
                                ------------------------------------------
                                Name:  John A. Witham
                                Title: Executive Vice President and
                                       Chief Financial Officer